UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 29, 2009

Willis Group Holdings Limited

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-16503	98-0352587
(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited

51 Lime Street

London EC3M 7DQ, England

(Address of Principal Executive Offices)

(44) (20) 7488-8111

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Willis Group Holdings Limited (“Willis”) previously disclosed that it is in discussions regarding the potential sale of a portion of its interest in French insurance broker Gras Savoye & Cie (“Gras Savoye”).  Willis continues to be strongly committed to its global partnership with Gras Savoye and will retain a substantial interest in Gras Savoye following any such sale and also intends to acquire a majority interest in Gras Savoye at some point in the future.  No definitive agreement with respect to any sale has been reached or entered into by Willis.  In addition, as previously disclosed, Willis expects to delay the 2010 exercise of the puts and call under the current agreement with Gras Savoye.  Willis believes that this delay, which would also be a part of any transaction, would provide the parties with additional time to effect a better transition and integration of the two companies.

Additional information regarding Willis’ current investment in Gras Savoye, including information with respect to the put and call arrangements, can be found in its Annual Report on Form 10-K for the year ended December 31, 2008, filed on February 27, 2009, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS GROUP HOLDINGS LIMITED

Date: June 29, 2009	By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	General Counsel